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                                                                    Exhibit 4.4


                           COMMEMORATIVE BRANDS, INC.

                       AMENDED AND RESTATED STOCKHOLDERS'
                           AND SUBSCRIPTION AGREEMENT


          AMENDED AND RESTATED STOCKHOLDERS' AND SUBSCRIPTION AGREEMENT (this "Agreement"), dated as of April 29, 1998, by and among Commemorative Brands, Inc., a Delaware corporation formerly known as Scholastic Brands, Inc. (the "Company"), Castle Harlan Partners II, L.P., a Delaware limited partnership ("CHP"), Castle Harlan Offshore Partners, L.P., a Delaware limited partnership ("Offshore"), Dresdner Bank AG, Grand Cayman Branch ("Dresdner"), each of the other Stockholders listed on EXHIBIT A hereto (each, an "Individual Stockholder" and collectively, the "Individual Stockholders"), and John K. Castle, in his capacity as Voting Trustee under the Amended and Restated Voting Trust Agreement, dated the date hereof (the "Voting Trust Agreement"), among the Individual Stockholders and John K. Castle, as Voting Trustee, and each of the persons who shall, after the date hereof, acquire securities of the Company and join in and become a party to this Agreement by executing and delivering to the Company an Instrument of Accession in the form of EXHIBIT B hereto (CHP, Offshore, Dresdner, the Individual Stockholders, Castle, and each such person who executes and delivers an Instrument of Accession, as provided in Section 4(a) hereof, are hereinafter sometimes referred to collectively as the "Stockholders" and individually as a "Stockholder").

          WHEREAS, on December 16, 1996, the Company acquired (the "Acquisition") substantially all of the assets of the scholastic products and recognition and affinity products businesses of each of CJC Holdings, Inc., a Texas corporation ("CJC"), and L.G. Balfour Company ("Balfour"), a Delaware corporation; and

          WHEREAS, in connection with the Acquisition, CHP, Offshore and Dresdner subscribed for and purchased an aggregate of 375,000 shares of the Company's Common Stock, 100,000 shares of the Company's Series A Preferred Stock, 375,000 shares of the Company's Series B Preferred Stock and certain warrants to purchase the Company's Common Stock pursuant to that certain Subscription Agreement, dated as of December 16, 1996, by and between CHP, Offshore, Dresdner and the Company (the "Original Subscription Agreement"); and

          WHEREAS, thereafter CHP, Offshore and Dresdner sold an aggregate of 3,544 shares of the Company's Series B Preferred Stock and an aggregate of 3,544 shares of the Company's Common Stock held by them to Branford Castle Holdings, Inc., Leonard M. Harlan, David B. Pittaway and David H. Chow, who thereupon became parties to the Original Subscription Agreement upon their execution and delivery of Instruments of Accession thereto on December 17, 1996; and

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          WHEREAS, the Company has heretofore repurchased from CHP, Offshore and Dresdner all of the outstanding shares of the Company's Series A Preferred Stock and warrants of the Company originally acquired by them pursuant to the Original Subscription Agreement; and

          WHEREAS, concurrently herewith, Mr. Zane Tankel is acquiring from CHP, Offshore, Dresdner, Branford and Harlan an aggregate of 938 shares of the Company's Series B Preferred Stock and 938 shares of the Company's Common Stock, and Mr. Edward O. Vetter is acquiring from CHP, Offshore, Dresdner, Branford and Harlan, an aggregate of 400 shares of the Company's Series B Preferred Stock and 400 shares of the Company's Common Stock; and

          WHEREAS, the Stockholders and the Company wish to amend and restate in its entirety the Original Subscription Agreement in the manner set forth in this Stockholders' Agreement;

          NOW, THEREFORE, the parties hereto hereby agree as follows:

          1. CAPITALIZATION. The capitalization of the Company currently consists of (i) 750,000 shares of preferred stock, par value $.01 per share, of which 100,000 shares have been designated Series A Preferred Stock (the "Series A Preferred Stock"), all of which shares are currently outstanding, and of which 375,000 shares have been designated Series B Preferred Stock (the "Series B Preferred Stock" and, together with the Series A Preferred Stock, the "Preferred Stock"), of which 375,000 shares have been issued and are currently outstanding, and (ii) 750,000 shares of Common Stock, par value $.01 per share (the "Common Stock"), of which 375,000 shares have been issued and are currently outstanding, 21,405 shares are currently reserved for issuance upon exercise of the Company's outstanding Common Stock Purchase Warrants and 39,101 shares are currently reserved for issuance upon exercise of certain employee stock options. The terms of the Common Stock and the Preferred Stock are set forth in the Certificate of Incorporation, as amended (including, without limitation, by Certificates of Designations for the Series A Preferred Stock and the Series B Preferred Stock) of the Company, copies of which have been furnished to each of the Stockholders.

          2.   OWNERSHIP OF SHARES.

               (a) Each of the Stockholders currently beneficially owns or proposes to acquire such number of shares of Common Stock and Series B Preferred Stock as is set forth opposite such Stockholder's name on EXHIBIT A hereto, such shares being all of the securities of the Company currently held and proposed to be acquired by such Stockholder. The shares of Common Stock and Series B Preferred Stock beneficially owned by the Stockholders as of the date hereof, and any shares of Common Stock or Preferred Stock which any such Stockholder may acquire after the date hereof, or any other shares of capital stock of the Company or warrants, options, or rights to acquire any shares of capital stock of the Company (and the shares of capital stock issuable upon exercise of any such warrants, options or rights) which shall at any time be issued in exchange for or on account of the Common Stock or the Preferred Stock or which any such Stockholder may otherwise acquire after the date hereof, are sometimes collectively referred to herein as the "Company Securities."


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               (b)  At any time an Instrument of Accession is delivered to the Company, EXHIBIT A hereto shall be amended to reflect accurately either
(i) the amount of capital contributed to the Company by each additional Stockholder, and the number of shares of Common Stock and Preferred Stock issued to such Stockholder or (ii) in the case of a transfer of Company Securities by a Stockholder, the number of shares of Common and/or Preferred Stock owned by such Stockholder and its transferee. The representations set forth in Section 3 hereof shall be deemed reconfirmed and remade by each such Stockholder in connection with the issuance or transfer any shares of Common Stock or Preferred Stock to such Stockholder after the date hereof.

               (c) References herein to shares of Common Stock and Preferred Stock held or owned by any Stockholder shall include the shares of Common Stock and Preferred Stock issued to or acquired by any Stockholder after the date hereof, whether by exercise of any warrants or options, purchase or otherwise.

               3.   STOCKHOLDERS' REPRESENTATIONS.

                    (a) Each Stockholder severally represents and warrants that he, she or it has acquired or will acquire the Company Securities for investment for his, her or its own account and not with a view to, or for resale in connection with, the distribution or other disposition thereof in violation of the Securities Act of 1933, as amended (the "Securities Act"). Each Stockholder severally agrees that he, she or it will not, directly or indirectly, offer, transfer, sell, pledge, hypothecate or otherwise dispose of any Company Securities (or solicit any offers to buy, purchase, or otherwise acquire or take a pledge of any Company Securities), except in compliance with the Securities Act, the rules and regulations promulgated thereunder, applicable state securities laws and the provisions of this Agreement. Each Stockholder severally represents and warrants that, except to the extent provided in the Voting Trust Agreement, no other person or entity has any interest, beneficial or otherwise, in the Company Securities held or to be acquired by him, her or it.

                    (b) Each Stockholder severally acknowledges that he, she or it has been advised that (i) the Company Securities are not registered under the Securities Act, and the Company has no obligation to effectuate any such registration, (ii) the Company Securities must be held indefinitely and the Stockholder must continue to bear the economic risk of the investment in the Company Securities unless they are subsequently registered under the Securities Act or an exemption from such registration is available, (iii) Rule 144 promulgated under the Securities Act is not currently available with respect to the sale of any securities of the Company, and the Company has no obligation nor any intention to make such Rule available, (iv) when and if any of the Company Securities may be disposed of without registration in reliance on Rule 144, the amounts that may be disposed of may be limited in accordance with the terms and conditions of such Rule, (v) if the Rule 144 exemption is not available, public sale without registration will require compliance with Regulation D or some other exemption under the Securities Act, (vi) restrictive legends will be placed on the certificates representing the Company Securities and (vii) a notation will be made in the appropriate records of the Company indicating that the Company Securities are subject to restrictions on transfer and, if the Company


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should at some time in the future engage the services of a stock transfer agent, appropriate stop-transfer restrictions will be issued to such transfer agent with respect to the Company Securities.

               (c) Each Stockholder agrees with each other Stockholder and the Company that if any Company Securities are disposed of by him, her or it
(i) in reliance upon Rule 144 under the Securities Act, he, she or it shall deliver to the Company at or prior to the time of such disposition an executed copy of Form 144 (if required by Rule 144) and such other documentation as the Company may reasonably require in connection with such disposition or (ii) in reliance on Rule 144 or pursuant to another exemption from registration under the Securities Act, he, she or it shall deliver to the Company a legal opinion, reasonably satisfactory to the Company, as to the availability of and compliance with such exemption.

               (d)  Each Stockholder severally represents and warrants that
(i) he, she or it can afford to hold the Company Securities for an indefinite period and to suffer the complete loss of his, her or its investment in the Company Securities, (ii) he, she or it understands and has taken cognizance of all the risk factors related to his, her or its acquisition of the Company Securities and (iii) his, her or its knowledge and experience in financial and business matters is such that he, she or it is capable of evaluating the merits and risks of acquiring the Company Securities.

               (e)  Each Stockholder severally represents and warrants that
(i) he, she or it has full power and authority to execute and deliver this Agreement and to perform such Stockholder's obligations hereunder, (ii) this Agreement has been duly authorized, executed, and delivered by such Stockholder and is valid and binding and enforceable in accordance with its terms; (iii) the execution and delivery of this Agreement and the performance of such Stockholder's obligations hereunder will not violate or conflict with, or cause a breach of or a default under, any provision of any governing instrument or any law, decree or regulation applicable to such Stockholder or any contract or instrument to which such Stockholder is a party or by which such holder or any of his, her or its properties or assets is bound, and (iv) no consent, approval, or authorization of or any filing with any authority or other person which has not been obtained or made is required to be obtained or made in connection with the execution and delivery of this Agreement by such Stockholder.

               4.   RESTRICTIONS ON TRANSFER.

                    (a) Except as provided in Sections 4, 5 and 6 hereof, no Stockholder shall transfer or otherwise dispose of any Company Securities owned by such Stockholder, or any interest therein, and any attempt by such Stockholder to effect a transfer or disposition in violation of this Section 4 or Sections 5 or 6 hereof shall be void and ineffective for all purposes. The words "transfer" and "dispose" include the making of any sale, exchange, assignment, gift, security interest, pledge or other encumbrance, or any contract therefor, any voting trust or other agreement or arrangement with respect to the transfer of voting rights or any other beneficial interest in the Company Securities, the creation of any other claim thereto or any other transfer or disposition whatsoever, whether voluntary or involuntary, affecting the right, title, interest or possession in or to the Company Securities.


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               Subject to the last sentence of this paragraph, nothing in this Section 4 or in Sections 5 or 6 hereof shall prevent the transfer or other disposition of the Company Securities: (i) to a personal representative or to one or more members of any Stockholder's family or to trusts or similar entities established for their benefit, (ii) to any other Stockholder or to any person or entity controlling, controlled by, or under common control with, any Stockholder, (iii) upon any liquidation or any other distribution to the partners or any other holders of a beneficial interest in any Stockholder, or (iv) between or among CHP and/or any related account or fund managed by Castle Harlan, Inc. and/or any person or entity directly or indirectly controlling, controlled by, or under common control with, CHP or any such account or fund; PROVIDED, HOWEVER, that such transferee(s) shall take such Company Securities subject to, and shall be fully bound by, this Agreement with the same effect as if he, she or it were a party hereto and shall execute and deliver to the Company an Instrument of Accession in the form of EXHIBIT B hereto and references herein to Company Securities held or owned by any Stockholder shall be deemed to include Company Securities held or owned by any such transferee(s) (and the transferee shall be deemed a Stockholder for purposes of this Agreement). As used in this Agreement, the term "personal representative" shall mean the executor or executors of the will or administrator or administrators of the estate, the heirs, legatees or other beneficiaries thereunder and all other legal representatives (by operation of law or otherwise) of a holder of Company Securities. Notwithstanding the foregoing, however, no such transfer shall be made, unless consented to by the Company, to any person, group or entity that may be deemed to be a competitor of the Company (as reasonably determined by the Board of Directors).

               (b) Whenever this Agreement shall terminate as to any Company Securities pursuant to Section 7(b) hereof, the Stockholder owning such shares shall be entitled to receive, promptly upon presentment to the Company of the certificate or certificates evidencing the same, a certificate or certificates not bearing the restrictive legend provided for in Section 4(c) hereof, PROVIDED, HOWEVER, that if such termination occurs as a result of a transfer pursuant to Rule 144A as permitted by Section 7(b)(ii) hereof, only the first two sentences of such legend shall be removed.

               (c) The parties hereto agree that each stock certificate representing Common Stock or Preferred Stock issued to any holder bound by the terms hereof shall bear the following legend:

          SHARES OF THE COMPANY REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AN AMENDED AND RESTATED STOCKHOLDERS' AND SUBSCRIPTION AGREEMENT DATED AS OF APRIL 29, 1998, WHICH CONTAINS PROVISIONS REGARDING THE RESTRICTIONS ON THE TRANSFER OF SUCH SHARES AND OTHER MATTERS. A COPY OF SUCH AGREEMENT IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF THE COMPANY. THE SHARES REPRESENTED BY THIS CERTIFICATE WERE NOT REGISTERED UNDER, AND ARE SUBJECT TO, THE SECURITIES ACT OF 1933, AS


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          AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE SOLD, TRANSFERRED OR
          ASSIGNED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT OR IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT.

               (d) The parties hereto agree that any Company Securities other than the Common Stock or the Preferred Stock which may at any time be issued to any holder bound by the terms hereof shall bear a similar legend or such other the legend as may be required by the terms of such securities.

               5.   CERTAIN PURCHASE RIGHTS.

                    (a) DRAG-ALONG RIGHT. (i) If, before the consummation of an Initial Public Offering (as hereinafter defined), CHP, alone or together with one or more of the other Stockholders (collectively, the "Majority Stockholders"), proposes to sell any or all of the shares of Common Stock and/or Preferred Stock owned by them in a bona fide transaction to an unaffiliated third party (regardless of whether such disposition is by means of a sale of such shares of Common Stock and/or Preferred Stock, a merger of the Company in which the shares of Common Stock and/or Preferred Stock are converted into the right to receive cash, or a sale of all or substantially all of the assets of the Company and a subsequent distribution of the proceeds therefrom), the Majority Stockholders shall be entitled, by delivery of 30 days' prior written notice to all of the other Stockholders, specifying the name and address of the proposed parties to such transaction and the terms thereof, to require each such Stockholder to sell the same percentage of the shares Common Stock and/or Preferred Stock held by him, her or it for the equivalent consideration per share and otherwise upon the same terms as such Majority Stockholders in the proposed transaction.

                         (ii)  The closing of any transaction pursuant to
this Section 5(b) shall be held at such time and place as the Majority Stockholders shall reasonably specify. At such closing, the selling Stockholders shall deliver stock certificates representing the shares of Common Stock and/or Preferred Stock to be sold, duly endorsed for transfer and accompanied by all requisite stock transfer taxes, if any, against payment of the purchase price therefor, and the shares of Common Stock and/or Preferred Stock to be transferred shall be free and clear of any liens, charges, claims or encumbrances (other than restrictions imposed pursuant to applicable federal and state securities laws), and each selling Stockholder shall so represent and warrant. Each selling Stockholder shall further represent and warrant that he, she or it is the beneficial owner of such shares of Common Stock and/or Preferred Stock and shall make such additional representations and warranties as shall be customary in transactions of a similar nature.

                    (b) TAG ALONG RIGHTS. If, before the consummation of an Initial Public Offering, CHP proposes to sell, in a single transaction or a series of related transactions (to the same purchaser or affiliated purchasers) either (i) more than 30% of the shares of Common Stock and/or 30% of the shares of Preferred Stock held by it on the date hereof or (ii) any other percentage of the shares of Common Stock or Preferred Stock held by it if as a result of such


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proposed sale of Common Stock and/or Preferred Stock CHP, together with any related account or fund managed by Castle Harlan, Inc., and any person or entity that directly or indirectly controls or is controlled by or is under direct or indirect common control with CHP or any such account or fund, shall no longer have the right to vote shares of Common and Preferred Stock representing in the aggregate more than 50% of the total voting power of the Company, in a transaction in which the Majority Stockholders have not exercised their rights under Section 5(b) hereof, the other Stockholders shall be offered, as provided below, a single opportunity in connection with such proposed sale to sell their shares of Common Stock or Preferred Stock (or combination thereof to the extent such sale by CHP includes both Common Stock and Preferred Stock) on the same terms and conditions as those received by CHP. CHP shall give no less than 30 days' prior written notice of the proposed sale and its terms to the other Stockholders, provided that the Company shall transmit such offer and perform or cause to be performed such administrative actions as may be necessary in order to provide for the processing of the transactions contemplated thereby without charge. Each Stockholder which elects to accept the offer by written notice to the Company within 30 days after notice of the transaction is given shall have the opportunity to sell to the purchaser in such sale that number of shares of Common Stock and/or Preferred Stock owned by such Stockholder as shall equal the product of (x) the percentage of all shares of Common Stock and/or Preferred Stock, as applicable, owned by such Stockholder as of the last day of such 30 day period, multiplied by (y) the number of shares of Common Stock and/or Preferred Stock, as applicable, which the purchaser has offered to acquire from CHP. The number of shares of Common Stock or Preferred Stock to be sold by CHP shall be reduced proportionately to the extent necessary to provide for the sale of shares of Common Stock and/or Preferred Stock by the other Stockholders.

                    (c) CERTAIN DEFINITIONS. For purposes of this Agreement, the terms: (i) "Fully-Diluted Basis" shall mean the sum of, without duplication, (A) all shares of voting equity securities of the Company outstanding at the time of determination, plus (B) all shares of voting equity securities of the Company issuable upon the exercise of any option, warrant or similar right outstanding at the time of determination, whether or not then exercisable, plus (C) all shares of voting equity securities of the Company issuable upon the exercise of any conversion or exchange right contained in any security convertible into or exchangeable for shares of voting equity securities of the Company; and (ii) "Initial Public Offering" shall mean the first offering by the Company to the general public of Common Stock of the Company pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission (the "SEC") upon the consummation of which the Common Stock is listed on a United States securities exchange or included in the NASDAQ Stock Market System, other than a registration on Form S-4 or S-8 (or its equivalent).

                    (d)  CERTAIN EXEMPT TRANSACTIONS.  The provisions of this
Section 5 shall not apply to (i) any transfer between or among CHP and/or any related account or fund managed by Castle Harlan, Inc. and/or any entity or person that directly or indirectly controls or is controlled by or is under direct or indirect common control with CHP or any such related account or fund at a price not in excess of such person's or entity's original cost or
(ii) any transfer to the partners or other equity holders of CHP or any other entity to which CHP shall have transferred such shares in accordance with clause (i) of this Section 5(d) as part of a


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distribution by CHP or such other entity, provided that in each such case, such transferee agrees to be bound by the provisions of this Agreement.

               6.   REGISTRATION RIGHTS.

                    (a) REGISTRATION UPON REQUEST. If the Company shall be requested in writing at any time or from time to time by any of CHP, Offshore or Dresdner (hereinafter the "Initiating Stockholder"), to effect the registration under the Securities Act of a number of shares of Common Stock or Preferred Stock (which request shall specify the aggregate number of shares of Common Stock and Preferred Stock intended to be offered and sold by the Initiating Stockholder, shall describe the nature or method of the proposed offer and sale thereof and shall contain an undertaking by the Initiating Stockholder to cooperate with the Company in order to permit the Company to comply with all applicable requirements of the Securities Act and the rules and regulations thereunder and to obtain acceleration of the effective date of the registration statement), the Company shall (i) promptly notify each of the remaining Stockholders of such proposed registration, and
(ii) use its best efforts to effect, as expeditiously as possible, the registration (and to keep such registration continuously effective until all of the shares covered thereby have been distributed) on an appropriate form under the Securities Act of the Common Stock and Preferred Stock which the Company has been requested to register by the Initiating Stockholder and each other Stockholder requesting registration by notice to the Company within 20 days of delivery of the Company's notice, subject to the limitations set forth in Section 6(c)(1) hereof.

               If the Initiating Stockholder so elects, the offering of all or a portion of such Common Stock and Preferred Stock pursuant to the registration shall be in the form of an underwritten offering and the managing underwriter or underwriters selected for such offering shall be selected by the Initiating Stockholder and reasonably acceptable to the Company. The Initiating Stockholder shall provide the Company with notice of the identify of the managing underwriter or underwriters it has selected a reasonable time prior to the commencement of any such underwritten offering.

                    (b)  PIGGYBACK REGISTRATION.

                         (1)  If the Company at any time proposes to register
any of its shares of Common Stock or Preferred Stock under the Securities Act (other than a registration effected solely to implement an employee benefit plan, or a merger, acquisition or exchange offer as to which Rule 145 promulgated under the Securities Act is applicable), whether or not for sale for its own account, it shall give prompt written notice to the Stockholders of each such intended registration by the Company and the Stockholders shall be entitled to request that the Company include in any such registration any number of shares of Common Stock then owned by the Stockholders subject to the limitations set forth in Section 6(c)(1) hereof.

                         (2)  Upon the written request of any Stockholder
made within 20 days after the giving by the Company of any such notice of intention to register (which request shall specify the number of shares of Common Stock and Preferred Stock intended to be


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disposed of by such Stockholder), the Company shall use its best efforts to effect the registration under the Securities Act of all shares of Common Stock and Preferred Stock which the Company has been so requested to register by such Stockholder (subject to the restrictions set forth in Section 6(c)(1) hereof); PROVIDED, HOWEVER, that (i) if at any time after giving written notice of its intention to register any Common Stock or Preferred Stock and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such Common Stock or Preferred Stock, the Company may, at its election, give written notice of such determination to each such Stockholder and, thereupon, shall be relieved of its obligation to register any shares of Common Stock or Preferred Stock on behalf of such Stockholder in connection with such registration and (ii) if such registration involves an underwritten offering, such Stockholder shall sell its shares of Common Stock or Preferred Stock to the underwriters selected by the Company on the same terms and conditions as apply to the Company.

                    (c)  GENERAL PROVISIONS.

                         (1)  If a registration pursuant to Section 6(a) or
(b) hereof involves an underwritten offering and the managing underwriter advises the Company in writing that, in its opinion, the number of securities requested to be included in such registration exceeds the number that can be sold in such offering, then the Company shall include in such registration
(i) first, the securities the Company proposes to sell, and (ii) second, the number of shares of Common Stock and Preferred Stock requested by each Stockholder and any other selling stockholder of the Company to be included in such registration that, in the opinion of such underwriters, can be sold, such amount to be allocated PRO RATA among the Stockholders requesting registration in accordance with the number of shares of Common Stock and Preferred Stock owned by such Stockholder.

                         (2)  Each Stockholder shall furnish the Company such
information regarding such Stockholder and the distribution of its shares of Common Stock and Preferred Stock as the Company may from time to time reasonably request in writing in connection with the registration statement (and the prospectus contained therein).

                         (3)  In the case of a registration pursuant to
Section 6(a) or (b) hereof, the Company shall have the right to designate the managing underwriter in any underwritten offering.

                         (4)  All expenses incident to the Company's
performance of or compliance with this Section 6, including all registration and filing fees, fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the shares of Common Stock and Preferred Stock), rating agency fees, printing expenses, messenger and delivery expenses, the fees and expenses incurred in connection with the listing of the securities to be registered on securities exchanges or NASDAQ, fees and disbursements of counsel for the Company and its independent certified public accountants, the fees and expenses of any special experts retained by the Company in connection with such registration and the fees and expenses of other persons


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retained by the Company (all such expenses being herein called "Registration
Expenses"), will be borne by the Company. Except as provided above, the Company will not have any responsibility for any of the expenses of any Stockholder incurred in connection with any registration hereunder, including, without limitation, underwriting discounts or commissions attributable to the sale of shares of Common Stock and Preferred Stock and counsel fees for a Stockholder.

                    (5) (i) In connection with any registration of shares of Common Stock or Preferred Stock of any Stockholder pursuant to Section 6(a) or (b) hereof, the Company agrees to indemnify, to the full extent permitted by law, each Stockholder against all losses, claims, damages, liabilities and expenses (including reasonable attorneys' fees and disbursements) caused by (i) any untrue or alleged untrue statement of a material fact contained in any registration statement, prospectus or preliminary prospectus (including any amendment or supplement thereto) or
(ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or
(iii) any act or failure to act or any alleged act or alleged failure to act by any such person in connection with, or relating in any manner to, the offering contemplated by such registration statement, prospectus or preliminary prospectus (including any amendment or supplement thereto), and which is included as part of or referred to in any loss, claim, damage, liability or expense arising out of or based upon matters covered by clause
(i) or (ii) above (provided, that the Company shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or expense resulted directly from such acts or failures to act undertaken or omitted to be taken by such person through its gross negligence or willful misconduct) except insofar as the same are caused by or contained in any information with respect to any Stockholder furnished in writing to the Company by the Stockholder expressly for use therein or by the Stockholder's failure to deliver to a prospective purchaser a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished the Stockholder with a sufficient number of copies of the same.

                         (ii)  In connection with any registration in which
the Stockholders are participating, the Stockholders will furnish to the Company in writing such information with respect to it as the Company reasonably requests for use in connection with any such registration statement, prospectus or preliminary prospectus and each such Stockholder, severally and not jointly, agrees to indemnify, to the full extent permitted by law, the Company, its directors and officers and each person who controls the Company (within the meaning of the Securities Act) and, in connection with an underwritten offering, each underwriter, its directors and officers and each person who controls the underwriters (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses (including reasonable attorneys' fees and disbursements) caused by (i) any untrue or alleged untrue statement of a material fact contained in any registration statement, prospectus or preliminary prospectus (including any amendment or supplement thereto) or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iii) any act or failure to act or any alleged act or alleged failure to act by any such person in connection with, or relating in any manner to, the offering contemplated by such registration statement, prospectus or preliminary prospectus (including any amendment or supplement thereto), and which is included as part of or referred to in any loss, claim, damage, liability or expense arising out of or based upon matters covered by clause (i) or (ii) above (PROVIDED, that the Stockholder shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction, that such loss, claim, damage, liability or expense resulted directly from such acts or failures to act undertaken or omitted to be taken by such person through its gross negligence or willful misconduct) to the extent, but only to the extent, that such untrue statement or omission is contained in any information with respect to any Stockholder so furnished in writing by the Stockholder expressly for use therein.

                         (iii)  Any person entitled to indemnification
hereunder agrees to give prompt written notice to the indemnifying party after the receipt by such person of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which such person will claim indemnification or contribution pursuant to this Agreement and, unless in the reasonable judgment of such indemnified party a conflict of interest may exist between such indemnified party and indemnifying party with respect to such claim, permit the indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to such indemnified party. If the indemnifying party is not entitled to, or elects not to, assume the defense of a claim, it will not be obligated to pay the fees and expenses of more than one counsel with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels. The indemnifying party will not be subject to any liability for any settlement made without its consent.

                         (iv)   If the indemnification provided for in this
Section 6(c)(5) from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 6(c)(5)(iii), any legal or other fees or expenses reasonably incurred by such other party in connection with any investigation or proceeding.

                    The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6(c)(5)(iv) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                    If indemnification is available under this Section 6(c)(5), the indemnifying parties shall indemnify the indemnified party to the full extent provided in Sections 6(c)(5)(i) and 6(c)(5)(ii) without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration provided for in this Section 6(c)(5)(iv).

               7.   TERMINATION.

                    (a) TERMINATION AS TO STOCKHOLDER. This Agreement shall terminate as to any Stockholder at such time as the Stockholder shall not hold any Company Securities; PROVIDED, HOWEVER, that the provisions of this Agreement shall continue in effect for the purpose of enforcing all obligations and undertakings having theretofore become operative.

                    (b) TERMINATION AS TO SECURITIES. This Agreement shall terminate as to any particular shares when (i) a registration statement with respect to the sale of such shares shall have become effective under the Securities Act and such shares shall have been disposed of in accordance with such registration statement, (ii) they shall have been distributed to the public pursuant to Rule 144 (or any successor provision) or to a transferee in any transaction pursuant to Rule 144A (or any successor provision) under the Securities Act, (iii) they shall have been otherwise transferred, and subsequent disposition of them shall not require registration or qualification of them under the Securities Act or any state securities or blue sky law then in full force and effect or (iv) they shall have ceased to be outstanding.

                    (c) TERMINATION OF AGREEMENT. This Agreement shall remain in effect until the earlier to occur of (i) the Agreement being terminated as to all Company Securities and Stockholders pursuant to paragraphs (a) and (b) of this Section 7, (ii) except for the provisions of
Section 6, at a time when CHP, Dresdner and Offshore (together with their affiliates) shall cease to own more than 10% of the total number of shares of Common Stock of the Company then outstanding or (iii) except for the provisions of Section 6 hereof, upon the consummation of an Initial Public Offering (as defined in Section 5(c) above) by the Company.

               8. FURTHER ACTION. Each party hereto agrees to execute and deliver any instrument and take any action that may reasonably be requested by any other party for the purpose of effectuating the provisions of this Agreement.

               9. ASSIGNMENT. Except as otherwise provided in this Section 9 or in Section 4 hereof, no right under this Agreement shall be assignable and any attempted assignment in violation of this provision shall be void. The Company shall have the right to assign its rights and obligations hereunder to any successor entity (including any entity acquiring substantially all of the assets of the Company), whereupon references herein to the Company shall be deemed to be to such successor. This Agreement, and the rights and obligations of the parties hereunder, shall be binding upon and inure to the benefit of any and all transferees of Company Securities subject hereto (except where expressly provided herein that such transferred Common Stock and Preferred Stock is free of all rights and restrictions imposed hereby), the successors, permitted assigns, personal representatives and all other legal representatives, in whatsoever capacity, by operation of law or otherwise, of the parties hereto, in each case with the same force and effect as if the foregoing persons were named herein as parties hereto.

               10. ENFORCEMENT. The parties hereto recognize that irreparable damage will result in the event that this Agreement shall not be specifically enforced. If any dispute arises concerning the disposition of any Company Securities hereunder, the parties hereto agree that an injunction may be issued restraining such disposition pending determination of such controversy and that no bond or other security may be required in connection therewith. If any dispute arises concerning the right or obligation of the Stockholders or the Company to purchase or sell any Company Securities subject hereto, such right or obligation shall be enforceable by a decree of specific performance. Such remedies shall, however, not be exclusive and shall be in addition to any other remedy which the parties may have.

               11.  MISCELLANEOUS PROVISIONS.

                    (a) APPLICABLE LAW. This Agreement shall be governed by, and construed and enforced in accordance with and subject to, the laws of the State of Delaware applicable to agreements made and to be performed entirely within such State.

                    (b) NOTICES. Any notice or other communication required or which may be given hereunder shall be in writing and shall be delivered personally, telecopied with confirmed receipt, sent by certified, registered, or express mail, postage prepaid, or sent by a national next-day delivery service to the parties at the following addresses or at such other addresses as shall be specified by the parties by like notice, and shall be deemed given when so delivered personally or telecopied, or if mailed, two (2) days after the date of mailing, or, if by national next-day delivery service, on the day after delivery to such service as follows:

                         (i)   if to the Company, to it:

                               c/o Castle Harlan, Inc.
                               150 East 58th Street
                               37th Floor
                               New York, New York  10155
                               Telecopier No.:  212-207-8042
                               Attention:  Mr. David B. Pittaway
                               with a copy to:

                               Schulte Roth & Zabel LLP
                               900 Third Avenue
                               New York, New York 10022
                               Telecopier No.: 212-593-5955
                               Attention:  Janet C. Walden, Esq.

                         (ii)  if to any Stockholder to him, her or it at
his, her or its address set forth on EXHIBIT A hereto.

                    (c) ENTIRE AGREEMENT; AMENDMENTS AND WAIVERS. This Agreement amends, restates and supersedes in its entirety the Original Subscription Agreement, dated December 16, 1996, among the Company and the Stockholders party thereto and sets forth the entire understanding of the parties with respect to the subject matter hereof, subject to any other written agreements that may exist as between certain of the Stockholders with respect to acquisition or disposition of the Company Securities on a pari passu basis or otherwise. The failure of any party to seek redress for the violation of or to insist upon the strict performance of any term of this Agreement shall not constitute a waiver of such term and such party shall be entitled to enforce such term without regard to such forbearance. This Agreement may be amended, each party hereto may take any action herein prohibited or omit to take action herein required to be performed by it, and any breach of or compliance with any covenant, agreement, warranty or representation may be waived, only by the written consent or written waiver of the Company and the Stockholders then owning at least 51% of the Common Stock then owned by all of the Stockholders, and then such consent or waiver shall be effective only in the specific instance and for the specific purpose for which given; PROVIDED, HOWEVER, that the consent of a Stockholder shall be required if any such amendment or waiver will have a material adverse effect on the rights or interests of such Stockholder.

                    (d) SEVERABILITY. If any term, provision, covenant or restriction of this Agreement, or any part thereof, is held by a court of competent jurisdiction or any foreign federal, state, county or local government or any other governmental, regulatory or administrative agency or authority to be invalid, void, unenforceable or against public policy for any reason, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

                    (e) COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                    (f) HEADINGS. The headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretations of the Agreement.

               IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

                                       STOCKHOLDERS:

                                       CASTLE HARLAN PARTNERS II, L.P.
                                       By: Castle Harlan, Inc.,
                                           its Investment Manager

                                       By: /s/ David B. Pittaway
                                          -----------------------------------
                                          Name: David B. Pittaway

                                       CASTLE HARLAN OFFSHORE
                                       PARTNERS, L.P.
                                       By: Castle Harlan, Inc.,
                                           its Investment Manager


                                       By: /s/ David B. Pittaway
                                          -----------------------------------
                                          Name: David B. Pittaway

                                       DRESDNER BANK AG, GRAND
                                       CAYMAN BRANCH
                                       By: Castle Harlan, Inc.,
                                           its Investment Manager

                                       By: /s/ David B. Pittaway
                                          -----------------------------------
                                          Name: David B. Pittaway


                                       BRANFORD CASTLE HOLDINGS, INC.

                                       By: /s/ John K. Castle
                                          -----------------------------------
                                          Name: John K. Castle

                                       /s/ Leonard M. Harlan
                                       --------------------------------------
                                       Leonard M. Harlan

                                       /s/ David B. Pittaway
                                       --------------------------------------
                                       David B. Pittaway

                                       /s/ David Chow
                                       --------------------------------------
                                       David Chow

                                       /s/ Zane Tankel
                                       --------------------------------------
                                       Zane Tankel

                                       /s/ Edward O. Vetter
                                       --------------------------------------
                                       Edward O. Vetter

                                       /s/ John K. Castle
                                       --------------------------------------
                                       John K. Castle, as Voting Trustee

                                       COMPANY:

                                       COMMEMORATIVE BRANDS, INC.


                                       By: /s/ Jeffrey H. Brennan
                                          -----------------------------------
                                          Name: Jeffrey H. Brennan

                                    EXHIBIT A

                              As of April 29, 1998

---------------------------------------------------------------------------------------------------
                                                                                Shares of
    Stockholder's Name and Address          Shares of Common Stock       Series B Preferred Stock
---------------------------------------------------------------------------------------------------
    Castle Harlan Partners II, L.P.
    c/o Castle Harlan, Inc.
    150 East 58th Street                            330,840                        330,840
    New York, New York  10155
    Attention: Howard Weiss
---------------------------------------------------------------------------------------------------
    Castle Harlan Offshore
          Partners, L.P.
    c/o Castle Harlan, Inc.                          20,804                         20,804
    150 East 58th Street
    New York, NY  10155
    Attention:  Howard Weiss
---------------------------------------------------------------------------------------------------
    Dresdner Bank AG, Grand
          Cayman Branch
    c/o Castle Harlan, Inc.                          18,483                         18,483
    150 East 58th Street
    New York, NY  10155
    Attention:  Howard Weiss
---------------------------------------------------------------------------------------------------
    Branford Castle Holdings, Inc.
    c/o Castle Harlan, Inc.
    150 East 58th Street                              1,888                          1,888
    New York, NY  10155
    Attention:  John K. Castle
---------------------------------------------------------------------------------------------------
    Leonard M. Harlan
    c/o Castle Harlan, Inc.
    150 East 58th Street                                944                            944
    New York, NY  10155
---------------------------------------------------------------------------------------------------

                                       A-1

---------------------------------------------------------------------------------------------------
                                                                                Shares of
    Stockholder's Name and Address          Shares of Common Stock       Series B Preferred Stock
---------------------------------------------------------------------------------------------------
    David B. Pittaway
    c/o Castle Harlan, Inc.
    150 East 58th Street                                469                            469
    New York, NY  10155
---------------------------------------------------------------------------------------------------
    David H. Chow
    c/o Castle Harlan, Inc.
    150 East 58th Street                                234                            234
    New York, NY  10155
---------------------------------------------------------------------------------------------------
    Zane Tankel
    P.O. Box 824
    Rio Vista Drive                                     938                            938
    Alpine, NJ  07620
---------------------------------------------------------------------------------------------------
    Edward O. Vetter
    Edward O. Vetter &
      Associates, Inc.                                  400                            400
    5333 Walnut Hill Lane
    Dallas, TX  75229
---------------------------------------------------------------------------------------------------

                                    EXHIBIT B

                             INSTRUMENT OF ACCESSION


          The undersigned, __________________________, as a condition precedent to becoming the owner or holder of record of (1) __________ (________) shares of Common Stock, par value $.01 per share, of the Company, and (2) _____________ (________) shares of Series B Preferred Stock, par value $.01 per share, of the Company, hereby agrees to become a Stockholder party to and bound by that certain Amended and Restated Stockholders' and Subscription Agreement, dated as of April , 1998 (the "Stockholders' Agreement"), by and among the Company and certain stockholders of the Company. This Instrument of Accession shall take effect and shall become an integral part of the said Stockholders' Agreement immediately upon execution and delivery to the Company of this Instrument.

          IN WITNESS WHEREOF, this INSTRUMENT OF ACCESSION has been duly executed by or on behalf of the undersigned as of the date below written.

                                       Signature:
                                                 ---------------------------
                                       Address:
                                                 ---------------------------

                                                 ---------------------------

                                                 ---------------------------

                                       Date:
                                                 ---------------------------

Accepted:


By:
   ---------------------------
Date:
     -------------------------





                                            B-1